UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2021

Tilray, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38594	82-4310622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Madison Avenue, 19th Floor, New York, New York 10065
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (519) 322-8800

745 Fifth Avenue, Suite 1602, New York, New York 10151
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common stock, par value $0.0001 per share	TLRY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note.

On May 4, 2021, Tilray, Inc. (the “Company” or “Tilray”) filed a Current Report on Form 8-K (the “Original Report”) to report the closing of the Arrangement (as defined in the Original Report) and related matters under Items 2.01, 2.03, 2.04, 3.01, 3.02, 3.03, 5.07, 8.01 and 9.01 of Form 8-K, and a Current Report on Form 8-K/A (the “First Amendment”) to amend the Original Report to include additional matters relating to the closing of the Arrangement under Items 1.02, 5.01, 5.02 and 5.03.

On May 6, 2021, the Company filed a Current Report on Form 8-K/A (the “Second Amendment”) solely to amend, restate and supersede in its entirety Exhibit 99.4, filed with the Original Report, as amended by the First Amendment.

This Current Report on Form 8-K/A (this “Third Amendment”) is being filed by the Company solely to amend the Original Report, as amended by the First Amendment and the Second Amendment (the “Prior Filing”) to report the approval of a director compensation program, which occurred on June 21, 2021, as further described below, established in connection with the initial appointment of certain non-employee directors on April 30, 2021, upon the closing of the Arrangement.

Capitalized terms used herein but not defined herein have the meanings given to such terms in the Prior Filing. Item 5.02 of the Prior Filing is amended and restated in its entirety as set forth below. Except as set forth herein, no other modifications have been made to the Prior Filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Directors

As contemplated by the Arrangement Agreement, at the Effective Time, the size of the board of directors of Tilray (the “Board”) was increased to consist of nine directors. Each of Michael Auerbach, Rebekah Dopp, Soren Schroder and Christine St.Clare (the “Resigning Directors”) resigned from the Board and from all committees of the Board of which such individual was a member, effective as of the Effective Time.  The resignations are not a result of any disagreement between Tilray and any of the Resigning Directors or any matter relating to Tilray’s operations, policies, or practices.  In connection with the change of control of Tilray, the Board accelerated the vesting of all unvested equity awards granted to the Resigning Directors.

Appointment of Directors; Board Committees

The following persons are newly appointed directors following the closing.  For information concerning the directors, see the disclosures in the Joint Circular/Proxy under the section titled “Governance and Management of the Combined Company—Board of Directors of the Combined Company,” and the information set forth under Item 5.02 of Tilray’s Current Report on Form 8-K (File No. 001-38594) filed with the SEC on April 13, 2021, each of which is incorporated herein by reference.

Name	Age	Position
Irwin D. Simon†	62	Chairperson of the Board of Directors
Jodi Butts±(3)	48	Director
David F. Clanachan†(1)	59	Director
John M. Herhalt*(4)	63	Director
David Hopkinson±(2)(3)	49	Director
Thomas (Tom) Looney± (1)(2)	57	Director
Renah Persofsky†(6)(7)	62	Director
Walter Robb*(1)(5)	66	Director
___________________

*	Class I, with a term expiring at Tilray 2022 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal
†	Class II, with a term expiring at Tilray 2023 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal
±	Class III, with a term expiring at Tilray 2021 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal
(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee
(4)	Chair of the audit committee
(5)	Chair of the compensation committee
(6)	Chair of the nominating and corporate governance committee
(7)	Lead director

New Director Relationships

There are no family relationships between Irwin Simon, Jodi Butts, David Clanachan, John Herhalt, David Hopkinson, Tom Looney, Renah Persofsky and Walter Robb, and any director or executive officer of Tilray, and none has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Officers

As previously disclosed, on December 15, 2020, Brendan Kennedy, Tilray’s former chief executive officer and chairperson of the Board, submitted an irrevocable letter of resignation and release (the “Letter of Resignation”) whereby Mr. Kennedy resigned from all positions held at Tilray (other than as a member of the Board), with such resignations to be effective upon the Effective Time.  The Letter of Resignation also included a form of release agreement, which was entered into between Mr. Kennedy and Tilray as of the Effective Time, that, together with the Letter of Resignation, amends certain rights that Mr. Kennedy had under his employment agreement in consideration for the benefits that Mr. Kennedy received as a result of the completion of the Arrangement, including a severance payment and full accelerated vesting of all equity awards.

The foregoing description of the Letter of Resignation does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter of Resignation, which is attached as Exhibit 10.1 to the Original Report and incorporated herein by reference.

On April 29, 2021, Michael Kruteck notified Tilray of his intent to resign as chief financial officer of Tilray effective April 30, 2021, and terminate employment with Tilray effective May 6, 2021.  Mr. Kruteck’s resignation is not the result of any disagreement with Tilray on any matter relating to the Tilray’s operations, policies, or procedures.  In connection with Mr. Kruteck’s resignation, he was offered a severance benefits equal to twelve (12) months’ base salary and payment of COBRA premiums, target bonus, and acceleration of equity awards, which was calculated based on the terms of Sections 7 and 8 of his employment agreement, dated January 20, 2020, with Tilray, subject to his executing and not rescinding a customary release in a form acceptable to the Company (the “Kruteck Separation Agreement”).  Other than what is provided for in the Kruteck Separation Agreement (including a one-time payment equal to $38,709.00 for Mr. Kruteck performing certain services), Mr. Kruteck will not be entitled to any other compensation, payments or benefits from the Company or affiliates in connection with his resignation.  The foregoing description of the Kruteck Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Kruteck Separation Agreement which is attached as Exhibit 10.2 to the Original Report and incorporated herein by reference.

On April 28, 2021, Jon Levin resigned as chief operating officer of Tilray effective April 30, 2021.  Mr. Levin’s resignation is not the result of any disagreement with Tilray on any matter relating to the Tilray’s operations, policies, or procedures.  In connection with Mr. Levin’s resignation, he was offered a severance benefits equal to twelve (12) months’ base salary and payment of COBRA premiums, target bonus, and acceleration of equity awards, which was calculated based on the terms of Sections 7 and 8 of his employment agreement, dated January 13, 2020 and as amended September 21, 2020, with Tilray, subject to his executing and not rescinding a customary release in a form acceptable to the Company (the “Levin Separation Agreement”).  Other than what is provided for in the Levin Separation Agreement, Mr. Levin will not be entitled to any other compensation, payments or benefits from the Company or affiliates in connection with his resignation.  The foregoing description of the Levin Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Levin Separation Agreement which is attached as Exhibit 10.3 to the Original Report and incorporated herein by reference.

Appointment of Officers

Name	Age	Position
Irwin D. Simon*	62	President & Chief Executive Officer
Carl A. Merton†	51	Chief Financial Officer
Denise M. Faltischek	48	Chief Strategy Officer
James Meiers	63	Head of Canada
___________________

*	Principal executive officer
†	Principal financial officer and principal accounting officer

A brief biography and an overview of the compensation arrangement for each of the foregoing newly appointed officers of the Company are set forth in the sections of Exhibit 99.5 to the Original Report entitled “Executive Compensation” and “Officers of Tilray” and are incorporated by reference herein.

New Officer Relationships

There are no family relationships between Irwin Simon, Carl Merton, Denise Faltischek and James Meiers, and any director or executive officer of Tilray, and none has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Non-Employee Director Compensation Program

On June 21, 2021, the Board’s compensation committee (the “Compensation Committee”), acting in consultation with Semler Brossy Consulting Group, LLC, its independent compensation consultant, approved a compensation program for its non-employee directors (the “Director Compensation Program”).

Under the Director Compensation Program, the Company’s non-employee directors are entitled to receive the following equity and cash compensation:

●
a one-time equity award equal to $200,000 in restricted stock units (“RSUs”) in connection with their initial election or appointment to the Board as a non-employee director, subject to three (3) year equal and ratable vesting, assuming continued Board service for such period(s);

●
an annual equity award equal to $200,000 in RSUs in connection with their initial election or appointment to the Board and upon re-election at each subsequent annual meeting of stockholders, subject to 100% “cliff” vesting on the earlier of the (i) one (1) year anniversary of such grant date or (ii) next annual stockholder meeting, assuming continued Board service for such period;

●	an annual $120,000 cash retainer (earned and payable in equal monthly installments on the first day of each month);

●	an annual $20,000 cash retainer for service as a committee chair (earned and payable in equal installments on the first day of each month); and

●	an annual $90,000 cash retainer for service as lead independent director (earned and payable in equal installments on the first day of each month).

Each RSU will be issued pursuant to the Tilray, Inc. Amended and Restated 2018 Equity Incentive Plan and the form of restricted stock unit agreement previously adopted by the Compensation Committee (the “RSU Agreement”) and will vest as described above, with accelerated vesting solely upon death or disability prior to the scheduled vesting date, and subject to the other terms and conditions in the applicable RSU Agreement.  On June 21, 2021, all of the Company’s non-employee directors were granted both an initial equity grant and an annual equity grant for their 2021 Board service on the terms described above. The foregoing description of the RSU Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which was previously filed as Exhibit 10.4 to the Company’s Form S-1/A (File No. 333-235581) filed with the Securities and Exchange Commission on July 9, 2018.

For 2021, the annual cash retainers are effective as of May 1, 2021, and will be paid on a pro-rated monthly basis. The full annual equity-based component was granted on June 21, 2021, subject to 100% “cliff” vesting on the close of business of the first anniversary of the grant date, assuming continued Board service for such period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILRAY, INC.

Dated: June 25, 2021	By:	/s/ Carl A. Merton
	Name:	Carl A. Merton
	Title:	Chief Financial Officer